SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane, Walnut Creek, California	94598
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy A Continued Listing Rule Or Standard

On January 25, 2006, BriteSmile, Inc. (the “Company”) received a notice (the “Notice”) from the staff of The Nasdaq Stock Market (the “Staff”) stating that the Company’s common stock will be delisted from The Nasdaq SmallCap Market at the opening of business on February 3, 2006 pursuant to Marketplace Rule 4300, provided the Company does not appeal the Staff’s determination. Marketplace Rule 4300 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and terminate the inclusion of particular securities based on any event, condition or circumstance which occurs that makes continued listing inadvisable or unwarranted, even though the securities meet all enumerated criteria for continued inclusion in Nasdaq, or because Nasdaq deems it necessary to prevent fraudulent and manipulative acts or to protect investors and the public interest.

The Company previously filed a Form 8-K on January 19, 2006, in which it announced that it had entered into a Purchase Agreement with Dental Spas, LLC (“Dental Spas”) on January 13, 2006, pursuant to which Dental Spas agreed to purchase the Company’s business consisting of operating dedicated centers to offer teeth-whitening procedures and products. The Company also filed a Form 8-K on January 4, 2006, in which it announced that it had entered into an Asset Purchase Agreement with Discus Dental, Inc. (“Discus”), pursuant to which Discus agreed to purchase the Company’s business consisting of operating teeth-whitening procedures and products through existing independent dental offices known as BriteSmile Professional Teeth Whitening Associated Centers. The Notice states that the Staff believes that the completion of the transactions with Dental Spas and Discus Dental will leave the Company with only a nominal operating business, which would render it a “public shell”. Public shells are deemed to be potentially subject to market abuses or other violative conduct detrimental to the interests of the investing public.

The Company currently intends to appeal the Staff’s determination to delist the Company’s common stock to a Nasdaq Listing Qualifications Panel (the “Panel”), which would conduct a hearing on the matter. The hearing request will stay the delisting of the Company’s common stock, which will continue to trade on The Nasdaq SmallCap Market pending the Panel’s decision. The Company can make no assurance that the Panel will grant the Company’s request for continued listing. If the Company’s common stock is delisted from the Nasdaq SmallCap Market, it may become eligible thereafter for quotation on the OTC Bulletin Board or in the “Pink Sheets.”

Also on January 25, 2006, the Company received a letter from the Staff notifying the Company that it has regained compliance with Marketplace Rule 4310(c)(4), requiring that the Company’s common stock maintain a closing bid price at $1.00 per share or greater.

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits

99.1	Press release issued by BriteSmile, Inc. dated January 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

By:	/s/ Kenneth Czaja
Kenneth Czaja
Chief Financial Officer

Date: January 27, 2006

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